UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2010

Asian Trends Media Holdings, Inc.

(Exact name of registrant as specified in charter)

Nevada (State or Other Jurisdiction of Incorporation)	000-52020 (Commission File Number)	90-0201309 (I.R.S. Employer Identification No.)

Suite 1902, 19th Floor Tower II, Kodak House Quarry Bay, Hong Kong (Address of Principal Executive Offices)	n/a (Zip Code)

Registrant’s telephone number, including area code: 852-2102-0100

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3 – MATTERS RELATING TO SECURITIES AND TRADING MARKETS

Item 3.02  Unregistered Sales of Equity Securities

On June 2, 2010, the registrant entered into a Stock Subscription Agreement (the “Agreement”) whereby it sold 13,652,000 of its common shares at a price per share of HK$0.1465. The shares were purchased by London Castle Holdings Limited, of which company Huang Jian Nan is the sole shareholder.  Mr. Huang is also Chief Financial Officer, Director, and majority shareholder of Asian Trends Media Holdings, Inc.

This was a related-party transaction.  Zhi Jian Zeng, Chief Executive Officer and Director of Asian Trends Media Holdings, Inc., approved the transaction.  There was no disinterested director who approved this transaction.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01  Financial Statements and Exhibits

99.1

Stock subscription Agreement between the registrant and London Castle Holdings Limited

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASIAN TRENDS MEDIA HOLDINGS, INC.

By:	/s/ Zhi Jian Zeng
Name: Zhi Jian Zeng
Title: CEO

Dated: June 7, 2010